      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 2004
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                            W-H ENERGY SERVICES, INC.
             (Exact name of registrant as specified in its charter)

              TEXAS                                            76-0281502
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)

                        10370 RICHMOND AVENUE, SUITE 990
                              HOUSTON, TEXAS 77042
          (Address of principal executive offices, including zip code)
                             ----------------------
                            W-H ENERGY SERVICES, INC.
                             1997 STOCK OPTION PLAN
                            (Full title of the plan)

                              KENNETH T. WHITE, JR.
                      CHAIRMAN OF THE BOARD, PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                            W-H ENERGY SERVICES, INC.
                        10370 RICHMOND AVENUE, SUITE 990
                              HOUSTON, TEXAS 77042
                     (Name and address of agent for service)

                                 (713) 974-9071
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                                  T. Mark Kelly
                             Vinson & Elkins L.L.P.
                         1001 Fannin Street, Suite 2300
                              Houston, Texas 77002
                                 (713) 758-2222

                         CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
         TITLE OF SECURITIES             AMOUNT TO BE       OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
          TO BE REGISTERED              REGISTERED (1)       PER SHARE(2)              PRICE               FEE
-------------------------------------- ------------------ ------------------- ------------------------ -------------
Common Stock (par value $0.0001 per
share................................  1,150,000 shares         $18.20              $20,930,000         $2,652.00
====================================== ================== =================== ======================== =============

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement also covers any additional shares of Common Stock which become issuable under the antidilution provision of the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of registrant's common stock as reported on the New York Stock Exchange on May 18, 2004.

================================================================================

    STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SHARES

         On January 15, 2004 and March 17, 2004, the Board of Directors of W-H Energy Services, Inc. (the "Company") approved the amendment of the Company's 1997 Stock Option Plan (the "Plan"). Such amendment, among other things, increased the maximum number of shares of the Company's Common Stock, par value $0.0001 (the "Common Stock"), that may be issued under the Plan by 1,150,000. The Company's shareholders approved the amendment at the Company's Annual Meeting of Shareholders held May 12, 2004. This Registration Statement has been filed to register the additional 1,150,000 shares of Common Stock issuable pursuant to options to be granted under the Plan, as amended.

         The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Company's previously filed Registration Statements on Form S-8 filed on February 23, 2001 (Registration No. 333-56116) and September 17, 2001 (Registration No. 333-69480) (collectively, the "Prior Registration Statements"). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, including periodic reports that the Company filed after the Prior Registration Statements to maintain current information about the Company, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     The following exhibits are filed herewith:

         4.1 W-H Energy Services, Inc. 1997 Stock Option Plan as restated effective May 12, 2004 (incorporated by reference to Appendix B to the Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 6, 2004)

         5.1      Opinion of Vinson & Elkins L.L.P.

         23.1     Consent of PricewaterhouseCoopers LLP

         23.2     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

         24.1 Powers of Attorney (included on the signature page to this Registration Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, as of the 24th day of May, 2004.

                                 W-H ENERGY SERVICES, INC.


                                 By:
                                    ------------------------------------------
                                      Kenneth T. White, Jr.
                                      President and Chief Executive Officer


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth T. White, Jr. and/or Jeffrey L. Tepera, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as of the 24th day of May, 2004.

                         SIGNATURE                                                    TITLE


             /s/ Kenneth T. White, Jr.                       Chairman of the Board, President and Chief Executive
--------------------------------------------------------     Officer
                 Kenneth T. White, Jr.                       (Principal Executive Officer)

               /s/ Jeffrey L. Tepera                         Vice President and Chief Financial Officer
--------------------------------------------------------     (Principal Financial Officer)
                   Jeffrey L. Tepera

             /s/ Ernesto Bautista III                        Vice President and Corporate Controller
--------------------------------------------------------     (Principal Accounting Officer)
                 Ernesto Bautista III


              /s/ Jonathan F. Boucher                        Director
--------------------------------------------------------
                  Jonathan F. Boucher

                /s/ J. Jack Watson                           Director
--------------------------------------------------------
                    J. Jack Watson

               /s/ Christopher Mills                         Director
--------------------------------------------------------
                   Christopher Mills

            /s/ Robert H. Whilden, Jr.                       Director
--------------------------------------------------------
                Robert H. Whilden, Jr.

              /s/ Milton L. Scott                            Director
--------------------------------------------------------
                  Milton L. Scott

               /s/ John R. Brock                             Director
--------------------------------------------------------
                   John R. Brock

                                INDEX TO EXHIBITS

         4.1 W-H Energy Services, Inc. 1997 Stock Option Plan as restated effective May 12, 2004 (incorporated by reference to Appendix
                  B to the Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 6, 2004)

         5.1      Opinion of Vinson & Elkins L.L.P.

         23.1     Consent of PricewaterhouseCoopers LLP

         23.2     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

         24.1 Powers of Attorney (included on the signature page to this Registration Statement)